UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2019

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Merrick Road, Lynbrook, New York 11563
(Address of Principal Executive Offices, including Zip Code)

(516) 256-8143
(Registrant's telephone number, including area code)

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant's Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On February 22, 2019, upon the recommendation and approval of the Audit Committee of the Board of Directors (the “Audit Committee”) of Janel Corporation (the "Company"), which action was ratified by the Board of Directors, the Company dismissed Crowe LLP (“Crowe”) as its principal independent registered public accounting firm, as the Company and Crowe could not reach mutually acceptable financial terms of engagement for the 2018 fiscal year-end audit work as a result of the need to significantly increase the scope of Crowe's audit procedures due to the internal control matters noted below.

On January 4, 2018, Crowe was appointed as the Company’s principal independent registered public accounting firm for the fiscal year ended September 30, 2018. As Crowe had not completed its audit of the Company’s financial statements for the fiscal year ended September 30, 2018 as of the date of its dismissal, Crowe did not issue any report on the Company’s financial statements that contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended September 30, 2018 and the subsequent interim period through February 22, 2019, there have been no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such year. Otherwise, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K during the fiscal year ended September 30, 2018, other than the need to significantly increase the scope of Crowe’s audit procedures, as referenced above, and certain material weaknesses in the Company’s internal control over financial reporting. Crowe indicated that while it had not completed its audit, based on its observations and procedures performed to date, the Company did not maintain effective internal controls related to the following:

•
Management did not have a process or control in place to perform an assessment of gross vs. net revenue recognition criteria in accordance with ASC Topic 605-45 Revenue Recognition – Principle Agent Consideration (“ASC Topic 605-45”) with respect to the Company’s logistics segment.

•
Management did not have a process or control in place to perform an assessment of timing of revenue recognition criteria in accordance with ASC Topic 605 with respect to the Company’s logistics segment.

•
A number of deficiencies were identified related to the design, implementation and effectiveness of certain information technology general controls, including segregation of duties, user access and change management.

•
The Company had inadequate controls over a) journal entries and approvals, b) cash disbursements and application of cash receipts, c) payroll changes and d) vendor set-up and creation, credit policies and infrequent transactions.

The Company provided Crowe with a copy of the disclosure contained in this Current Report on Form 8-K and requested that Crowe furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated February 22, 2019, is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On February 22, 2019, the Audit Committee recommended and approved the appointment of Prager Metis CPAs, LLC (“Prager”) as the Company’s principal independent registered public accounting firm for the fiscal years ending September 30, 2018 and 2019, which action was ratified by the Board of Directors. The Audit Committee concluded that Prager offered the most advantageous and cost-effective local audit and accounting resources for the Company's audit needs. During the Company’s two most recent fiscal years ended September 30, 2018 and 2017 and the subsequent interim period through February 22, 2019, neither the Company, nor anyone acting on its behalf, consulted with Prager regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Prager concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iv) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In connection with the engagement of Prager, the Company has authorized Crowe to respond fully to inquires of Prager concerning the matters referenced above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Description
16.1	Letter from Crowe LLP to the Securities and Exchange Commission, dated February 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANEL CORPORATION (Registrant)

Date: February 22, 2019	By:	/s/Dominique Schulte
Dominique Schulte
Chief Executive Officer